Exhibit 99.1

Annaly Capital Management, Inc. Announces the Appointment of New Chief Financial Officer

NEW YORK--(BUSINESS WIRE)--August 19, 2013--The Board of Directors (the “Board”) of Annaly Capital Management, Inc. (NYSE: NLY) (“Annaly” or the “Company”) today announced that it has appointed Glenn A. Votek, 55, as Chief Financial Officer of the Company. Mr. Votek will also serve as a member of Annaly’s Operating Committee. Mr. Votek was previously the Company’s Chief Administrative Officer.

Following an impressive career, including serving as Chief Financial Officer of the Company since its founding, Kathryn F. Fagan has decided to retire. The Board thanks Ms. Fagan for her many years of service and valuable contributions to the Company.

“I want to personally thank Kathryn for all she has done for the Company over the past 16 years and I wish her all the best in her retirement” said Wellington Denahan, Chairman and Chief Executive Officer of Annaly.

Mr. Votek has over 20 years of financial and operational experience with particular expertise in risk management, capital raising, liability management and regulatory oversight. Mr. Votek joined the Company in May 2013 from CIT Group where he was an Executive Vice President and Treasurer since 1999 and President of Consumer Finance since 2012. At CIT, Mr. Votek was responsible for all functional areas of CIT’s treasury group, including capital markets, securitization, asset/liability management, hedging, international treasury, cash management, and banking and rating agency relations. He was also actively involved in the investor marketing activities at CIT. Included among his committee memberships were: Asset Liability Management Committee, Financial Disclosure Committee, Pension Investments Committee and the Employee Benefit Plans Committee. He also previously served as Chairman of the Board of CIT Bank.

Mr. Votek joined CIT in November 1999 following its acquisition of Newcourt Credit Group, at which time he was appointed Treasurer. Prior to the acquisition, he was the Treasurer of Newcourt Credit Corp. and AT&T Capital Corporation. Mr. Votek has also held various treasury and financial management positions within AT&T Corporation, Amerada Hess Corporation and Westinghouse Credit Corporation. Mr. Votek earned a Masters of Business Administration in Finance from Rutgers University, where he remains active as an executive mentor for MBA students, and attended the Executive Education Program of the Colgate W. Darden Graduate School of Business Administration at the University of Virginia.

Annaly’s principal business objective is to generate net income for distribution to its shareholders from its investments. Annaly is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”).

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities for purchase; the availability of financing and, if available, the terms of any financings; changes in the market value of our assets; changes in business conditions and the general economy; our ability to integrate the commercial mortgage business; our ability to consummate any contemplated investment opportunities; risks associated with the businesses of our subsidiaries, including the investment advisory business of our wholly-owned subsidiaries, including: the removal by clients of assets managed, their regulatory requirements, and competition in the investment advisory business; risks associated with the broker-dealer business of our wholly-owned subsidiary; changes in government regulations affecting our business; our ability to maintain our qualification as a REIT for federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CONTACT:
Annaly Capital Management, Inc.
Investor Relations, 888-8Annaly
www.annaly.com